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                                                               Exhibit 99.(h)(i)


                   INVESTMENT GRADE MUNICIPAL INCOME FUND INC.



                            Auction Preferred Shares

                          Par Value $[0.001] Per Share

                         FORM OF UNDERWRITING AGREEMENT


           , 2003

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                             UNDERWRITING AGREEMENT

UBS Securities LLC
[other co-managers]


c/o UBS Securities LLC
as Managing Underwriter
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

     Investment Grade Municipal Income Fund Inc., a Maryland corporation (the "FUND"), proposes to issue and sell to the underwriters named in Schedule A
annexed hereto (the "UNDERWRITERS") an aggregate of [     ] shares of preferred
stock of the Fund, par value $[0.001] per share, designated Series [  ]
Auction Preferred Shares of the Fund, [   ] shares of preferred stock of the
Fund , par value $[0.001] per share, designated Series [  ] Auction Preferred
Shares of the Fund, [     ] shares of preferred stock of the Fund, par value
$[0.001] per share, designated Series [  ] Auction Preferred Shares of the
Fund, [    ] shares of preferred stock of the Fund, par value $[0.001] per
share, designated Series [  ] Auction Preferred Shares of the Fund, and [     ]
shares of preferred stock of the Fund, par value $[0.001] per share, designated Series [ ] Auction Preferred Shares of the Fund, each with a liquidation preference of $25,000 per share (the "APS").

     The Fund has filed with the Securities and Exchange Commission (the "COMMISSION"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "ACT"), and with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively called the "INVESTMENT COMPANY ACT"), a registration statement on Form N-2 (File Nos.
333-[   ] and 811-[    ]), including a prospectus and a statement of additional
information, relating to the APS. The Fund has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (including a preliminary statement of additional information) (each thereof, including such preliminary statement of additional information, being herein called a "PRELIMINARY PROSPECTUS") relating to the APS. Except where the context otherwise requires, the registration statement, as amended when it becomes effective (the "EFFECTIVE DATE"), including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act is herein called the Registration Statement, and the prospectus (including the statement of additional information), in the form filed by the Fund with the Commission pursuant to Rule 497 under the Act or, if no such filing is required, the form of final prospectus (including the form of final statement of additional information) included in the Registration Statement at the time it became effective, is herein called the Prospectus. In addition, the Fund has filed a Notification of Registration on Form N-8A (the "NOTIFICATION") pursuant to
Section 8 of the Investment Company Act.

     Mitchell Hutchins Asset Management Inc. ("Mitchell Hutchins" or the "Adviser") acts as the Fund's investment adviser pursuant to an Investment Advisory and Administration Contract by and between the Fund and Mitchell
Hutchins, dated as of     ,      (the "ADVISORY CONTRACT"). State Street Bank
and Trust Company acts as the custodian (the "CUSTODIAN") of the Fund's cash and
portfolio assets pursuant to a Custodian Agreement, dated as of     ,     (the
"CUSTODIAN AGREEMENT"). PNC

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Bank acts as the Fund's transfer and dividend disbursing agent and registrar with respect to the common shares of the Fund (the "TRANSFER AGENT") pursuant to
a Transfer Agency Services Agreement, dated as of   ,      (the "TRANSFER AGENCY
AGREEMENT").          will act as the Fund's auction agent (the "AUCTION AGENT")
for the APS pursuant to an Auction Agency Agreement, dated as of       , 2003
(the "AUCTION AGENCY AGREEMENT"). The Fund will enter into a Letter Agreement,
dated as of       , 2003, with the Depository Trust Company (the "DTC
AGREEMENT").

     The Fund, the Adviser and the Underwriters agree as follows:

     1. SALE AND PURCHASE. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Fund agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Fund the aggregate number of APS set forth opposite the name of such Underwriter in Schedule A attached hereto in
each case at a purchase price per share of $      . The Fund is advised that the
Underwriters intend (i) to make a public offering of their respective portions of the APS as soon after the Effective Date as is advisable and (ii) initially to offer the APS upon the terms set forth in the Prospectus. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as they may determine.

     2. PAYMENT AND DELIVERY. Payment of the purchase price for the APS shall be made by the Underwriters to the Fund by Federal Funds wire transfer, against delivery of the certificates for the APS to you through the facilities of the Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time on the second business day following the date of this Underwriting Agreement (unless another date or time shall be agreed to by you and the Fund). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Time of Purchase" or the "Closing Date." Certificates for the APS shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day preceding the Time of Purchase. For the purpose of expediting the checking of the certificates for the APS by you, the Fund agrees to make such certificates available to you for such purpose at least one full business day preceding the Time of Purchase.

     A certificate in definitive form representing the APS registered in the name of Cede & Co., as nominee for DTC, shall be delivered by or on behalf of the Fund to DTC for the account of the Underwriters.

     3. REPRESENTATIONS AND WARRANTIES OF THE FUND AND THE ADVISER. Each of the Fund and the Adviser jointly and severally represents and warrants to each Underwriter as follows:

          (a) On (A) the Effective Date and the date on which the Prospectus is first filed with the Commission pursuant to Rule 497(b) or (h) under the Act or a certification is first filed with the Commission pursuant to Rule 497(j) under the Act, as the case may be, (B) the date on which any post-effective amendment to the Registration Statement (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which the distribution of the APS is completed) became or becomes effective or any amendment or supplement to the Prospectus was or is filed with the Commission and (C) the Closing Date, the Registration Statement, the Prospectus and any such amendment or supplement thereto and the Notification complied or will comply in all material respects with the requirements of the Act and the Investment Company Act, as the case may be. On the Effective Date and on the date that any post-effective amendment to the Registration Statement (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on

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     which the distribution of the APS is completed) became or becomes effective, neither the Registration Statement nor any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated in it or necessary to make the statements in it not misleading. On the Effective Date, on the Closing Date, and, if applicable, on the date the Prospectus or any amendment or supplement to the Prospectus was or is filed with the Commission, the Prospectus did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated in it or necessary to make the statements in it, in light of the circumstances under which they were made, not misleading. The foregoing representations in this Section 3(a) do not apply to statements or omissions relating to the Underwriters made in reliance on and in conformity with information furnished in writing to the Fund by the Underwriters expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto, as described in
     Section 9(f) hereof.

          (b) The Fund has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland and has full corporate power and authority to conduct all the activities conducted by it, to own or lease all assets owned or leased by it and to conduct its business as described in the Registration Statement and Prospectus, and the Fund is duly licensed and qualified to do business and in good standing in each jurisdiction in which its ownership or leasing of property or its conducting of business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the Fund, and the Fund owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business as contemplated in the Prospectus. The Fund has no subsidiaries.

          (c) The capitalization of the Fund is as set forth in the Registration Statement and the Prospectus. The shares of common stock of the Fund, par value $0.001 per share (the "COMMON SHARES"), and the APS conform in all material respects to the description of them in the Prospectus. All outstanding Common Shares have been duly authorized and are validly issued, fully paid and nonassessable (except as described in the Registration Statement). The APS to be issued and delivered to and paid for by the Underwriters in accordance with this Underwriting Agreement against payment therefor as provided by this Underwriting Agreement have been duly authorized and when issued and delivered to the Underwriters will have been validly issued and will be fully paid and nonassessable (except as described in the Registration Statement). No person is entitled to any preemptive or other similar rights in connection with the issuance of the APS.

          (d) The Fund is duly registered with the Commission under the Investment Company Act as a diversified, closed-end management investment company, and, subject to the filing of any final amendment to the Registration Statement (a "FINAL AMENDMENT"), if not already filed, all action under the Act and the Investment Company Act, as the case may be, necessary to make the public offering and consummate the sale of the APS as provided in this Underwriting Agreement has or will have been taken by the Fund.

          (e) The Fund has, or at the relevant time had, full power and authority to enter into each of this Underwriting Agreement, the Advisory Contract, the Custodian Agreement, the Transfer Agency Agreement, the Auction Agency Agreement and the DTC Agreement (collectively, the "FUND AGREEMENTS") and to perform all of the terms and provisions hereof and thereof to be carried out by it and (i) each Fund Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Fund,
     (ii) each Fund Agreement does not violate in any material

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     respect any of the applicable provisions of the Investment Company Act or the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively called the "ADVISERS ACT"), as the case may be, and (iii) assuming due authorization, execution and delivery by the other parties thereto, each Fund Agreement constitutes the legal, valid and binding obligation of the Fund enforceable in accordance with its terms, (A) subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (B) except as rights to indemnity thereunder may be limited by federal or state securities laws.

          (f) None of (i) the execution and delivery by the Fund of the Fund Agreements, (ii) the issue and sale by the Fund of the APS as contemplated by this Underwriting Agreement and (iii) the performance by the Fund of its obligations under any of the Fund Agreements or consummation by the Fund of the other transactions contemplated by the Fund Agreements conflicts with or will conflict with, or results or will result in a breach of, the Articles of Incorporation of the Fund, as amended through the date hereof (the "ARTICLES OF INCORPORATION"), and the By-Laws of the Fund (the "BY-LAWS"), or any agreement or instrument to which the Fund is a party or by which the Fund is bound, except where such violation does not have a material adverse effect on the condition (financial or other), business prospects, properties, net assets or results of operations of the Fund, or any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Fund, other than state securities or "blue sky" laws applicable in connection with the purchase and distribution of the APS by the Underwriters pursuant to this Underwriting Agreement.

          (g) The Fund is not currently in breach of, or in default under, any written agreement or instrument to which it is a party or by which it or its property is bound or affected, except where such violation does not have a material adverse effect on the condition (financial or other), business prospects, properties, net assets or results of operations of the Fund.

          (h) No person has any right to the registration of any securities of the Fund because of the filing of the Registration Statement.

          (i) No consent, approval, authorization or order of any court or governmental agency or body or securities exchange or association, whether foreign or domestic, is required by the Fund for the consummation by the Fund of the transactions to be performed by the Fund or the performance by the Fund of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Fund Agreements, except such as (i) have been obtained under the Act, the Investment Company Act or the Advisers Act, and (ii) may be required under state securities or "blue sky" laws, in connection with the purchase and distribution of the APS by the Underwriters pursuant to this Underwriting Agreement.

          (j) To the knowledge of the Fund and Adviser after due inquiry, based on representations from PricewaterhouseCoopers LLP, whose report appears in the Prospectus, PricewaterhouseCoopers LLP are independent public accountants with respect to the Fund as required by the Act and the Investment Company Act.

          (k) The statement of assets and liabilities included in the Registration Statement and the Prospectus presents fairly in all material respects, in accordance with generally accepted accounting principles in the United States applied on a consistent basis, the financial position of the Fund as of the date indicated.

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          (l) The Fund will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
     (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets through an asset reconciliation procedure or otherwise at reasonable intervals and appropriate action is taken with respect to any differences.

          (m) Since the date as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, business affairs or business of the Fund, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Fund other than those in the ordinary course of its business and (iii) there has been no dividend or distribution of any kind declared, paid or made on any class of its capital shares.

          (n) There is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending, or, to the knowledge of the Fund, threatened against or affecting the Fund, which (i) might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Fund or might materially adversely affect the properties or assets of the Fund or (ii) is of a character required to be described in the Registration Statement or the Prospectus; and there are no contracts, franchises or other documents that are of a character required to be described in, or that are required to be filed as exhibits to, the Registration Statement that have not been described or filed as required.

          (o) The Fund intends to direct the investment of the proceeds of the offering of the APS in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "CODE").

          (p) The Common Shares are listed on the New York Stock Exchange.

          (q) The APS have been, or prior to the Closing Date will be, assigned a rating of "Aaa" by Moody's Investors Service, Inc. and assigned a rating of "AAA" by Standard & Poor's.

          (r) No advertising, sales literature or other promotional materials (excluding road show slides or road show tapes) were authorized or prepared by or on behalf of the Fund, the Adviser or any representative thereof for use in connection with the public offering or sale of the APS (collectively referred to as the "SALES MATERIALS"); any road show slides or road show tapes complied and comply in all material respects with the applicable requirements of the Act and the rules and interpretations of the National Association of Securities Dealers, Inc.; and no broker kits, road show slides, road show tapes or sales materials authorized or prepared by the Fund or authorized or prepared on behalf of the Fund by either of the Adviser or any representative thereof for use in connection with the public offering or sale of the APS contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     4. REPRESENTATIONS AND WARRANTIES OF THE ADVISER. The Adviser represents to each Underwriter as follows:

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          (a) The Adviser has been duly formed, is validly existing as a corporation under the laws of the State of Delaware with full corporate power and authority to conduct all of the activities conducted by it, to own or lease all of the assets owned or leased by it and to conduct its business as described in the Registration Statement and Prospectus, and the Adviser is duly licensed and qualified to do business and in good standing in each jurisdiction in which it is required to be so qualified, except to the extent that failure to be so qualified or be in good standing would not have a material adverse effect on the Adviser's ability to provide services to the Fund; and the Adviser owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business as contemplated in the Registration Statement and the Prospectus.

          (b) The Adviser is (i) duly registered as an investment adviser under the Advisers Act and (ii) not prohibited by the Advisers Act or the Investment Company Act from acting as the investment adviser for the Fund as contemplated by the Advisory Contract, the Registration Statement and the Prospectus.

          (c) The Adviser has, or at the relevant time had, full power and authority to enter into each of this Underwriting Agreement and the Advisory Contract (collectively, this Underwriting Agreement and the Advisory Contract being referred to as the "ADVISER AGREEMENTS") and to carry out all the terms and provisions hereof and thereof to be carried out by it; and each Adviser Agreement has been duly and validly authorized, executed and delivered by the Adviser; none of the Adviser Agreements violates in any material respect any of the applicable provisions of the Investment Company Act or the Advisers Act; and assuming due authorization, execution and delivery by the other parties thereto, each Adviser Agreement constitutes a legal, valid and binding obligation of the Adviser, enforceable in accordance with its terms, (i) subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (ii) except as rights to indemnity thereunder may be limited by federal or state securities laws.

          (d) Neither (i) the execution and delivery by the Adviser of any Adviser Agreement nor (ii) the consummation by the Adviser of the transactions contemplated by, or the performance of its obligations under, any Adviser Agreement conflicts or will conflict with, or results or will result in a breach of, the certificate of incorporation or by-laws of the Adviser or any agreement or instrument to which the Adviser is a party or by which the Adviser is bound, or any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Adviser.

          (e) No consent, approval, authorization or order of any court, governmental agency or body or securities exchange or association, whether foreign or domestic, is required for the consummation of the transactions contemplated in, or the performance by the Adviser of its obligations under any Adviser Agreement, as the case may be, except such as (i) have been obtained under the Act, the Investment Company Act or the Advisers Act, and
     (ii) may be required under state securities or "blue sky" laws, in connection with the purchase and distribution of the APS by the Underwriters pursuant to this Underwriting Agreement.

          (f) The descriptions of the Adviser and its business, and the statements attributable to the Adviser, in the Registration Statement and the Prospectus comply with the requirements of the Act and the Investment Company Act and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

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          (g) There is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending or, to the knowledge of the Adviser, threatened against or affecting the Adviser of a nature required to be disclosed in the Registration Statement or Prospectus or that might reasonably be expected to result in any material adverse change in the ability of the Adviser to fulfill its respective obligations under any Adviser Agreement.

          (h) Neither the Fund nor the Adviser have made available any promotional materials intended for use only by qualified broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means.

     5.  AGREEMENTS OF THE PARTIES.

          (a) If the registration statement relating to the APS has not yet become effective, the Fund will promptly file any Final Amendment, if not previously filed, with the Commission, and will use its best efforts to cause such registration statement to become effective and, as soon as the Fund is advised, will advise UBS Securities LLC (the "MANAGING REPRESENTATIVE") when the Registration Statement or any amendment thereto has become effective. If the Registration Statement has become effective and the Prospectus contained therein omits certain information at the time of effectiveness pursuant to Rule 430A under the Act, the Fund will file a 430A prospectus pursuant to Rule 497(h) under the Act as promptly as practicable, but no later than the second business day following the earlier of the date of the determination of the offering price of the APS or the date the Prospectus is first used after the Effective Date. If the Registration Statement has become effective and the Prospectus contained therein does not so omit such information, the Fund will file a prospectus pursuant to Rule 497(b) or a certification pursuant to Rule 497(j) under the Act as promptly as practicable, but no later than the fifth business day following the date of the later of the Effective Date or the commencement of the public offering of the APS after the Effective Date. In either case, the Fund will provide you satisfactory evidence of the filing. The Fund will not file with the Commission any Prospectus or any other amendment (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which distribution of the APS is completed) or supplement to the Registration Statement or the Prospectus unless a copy has first been submitted to the Managing Representative a reasonable time before its filing and the Managing Representative has not objected to it in writing within a reasonable time after receiving the copy.

          (b) For the period of three years from the date hereof, the Fund will advise the Managing Representative promptly of (1) the issuance by the Commission of any order in respect of the Fund or the Adviser which relates to the Fund, or which relates to any material arrangements or proposed material arrangements involving the Fund or the Adviser, (2) the initiation or threatening of any proceedings for, or receipt by the Fund of any notice with respect to, any suspension of the qualification of the APS for sale in any jurisdiction or the issuance of any order by the Commission suspending the effectiveness of the Registration Statement, (3) receipt by the Fund, or any representative or attorney of the Fund, of any other communication from the Commission relating in any material way to the Fund, the Registration Statement, the Notification, any Preliminary Prospectus, the Prospectus or to the transactions contemplated by this Underwriting Agreement and (4) the issuance by any court, regulatory body, administrative agency or other governmental agency or body, whether foreign or domestic, of any order, ruling or decree, or the threat to initiate any proceedings with respect thereto, regarding the Fund, which relates in any material way to the Fund or any material arrangements or proposed material arrangements involving the Fund. The Fund will make every reasonable effort to prevent the

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     issuance of any order suspending the effectiveness of the Registration
     Statement and, if any such order is issued, to obtain its lifting as soon as possible.

          (c) If not delivered prior to the date of this Underwriting Agreement, the Fund will deliver to the Managing Representative, without charge, a signed copy of the Registration Statement and the Notification and of any amendments (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which the distribution of the APS is completed) to either the Registration Statement or the Notification (including all exhibits filed with any such document) and as many conformed copies of the Registration Statement and any amendments thereto (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which the distribution of the APS is completed) (excluding exhibits) as the Managing Representative may reasonably request.

          (d) During such period as a prospectus is required by law to be delivered by an underwriter or a dealer, the Fund will deliver, without charge, to you, the Underwriters and any dealers, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and, if any event occurs during such period as a result of which it is necessary to amend or supplement the Prospectus, in order to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect, or if during such period it is necessary to amend or supplement the Prospectus to comply with the Act or the Investment Company Act, the Fund promptly will prepare, submit to the Managing Representative, file with the Commission and deliver, without charge, to the Underwriters and to dealers (whose names and addresses the Managing Representative will furnish to the Fund) to whom APS may have been sold by the Underwriters, and to other dealers on request, amendments or supplements to the Prospectus so that the statements in such Prospectus, as so amended or supplemented, will not, in light of the circumstances under which they were made, be misleading in any material respect and will comply with the Act and the Investment Company Act; provided that if the amendment or supplement is required exclusively as a result of a misstatement in or omission from the information provided to the Fund in writing by the Underwriters expressly for use in the Prospectus, the Fund may deliver such amendment or supplement to the Underwriters and dealers at a reasonable charge not to exceed the actual cost thereof to the Fund. Delivery by the Underwriters of any such amendments or supplements to the Prospectus will not constitute a waiver of any of the conditions in Section 6 hereof.

          (e) The Fund will make generally available to holders of the Fund's securities, as soon as practicable but in no event later than the last day of the 18th full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement, if applicable, satisfying the provisions of the last paragraph of Section 11(a) of the Act and, at the option of the Fund, Rule 158 under the Act.

          (f) The Fund will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Fund's counsel and accountants in connection with the registration of the APS and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing this Underwriting Agreement and any other documents in connection with the offering, purchase, sale and delivery of the APS (including advertising expenses of the Underwriters, if any); (iii) the cost of preparing share certificates; (iv) the expenses (including, but not limited to, travel, hotels and other accommodations) incurred by the

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     Fund's directors, officers, employees and other personnel in connection with meetings held with registered brokers in connection with the offering of the APS, the preparing to market and the marketing of the APS; (v) any fees charged by securities rating services for rating the APS; (vi) the fees and expenses of the DTC and its nominee, the Custodian and the Auction Agent; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for. It is understood, however, that, except as provided in this Section 5 and Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes, if any, on resale of any of the APS by them, except any advertising expenses connected with any offers they may make.

          (g) If the transactions contemplated by this Underwriting Agreement are not consummated, except as otherwise provided herein, no party will be under any liability to any other party, except that (i) if this Underwriting Agreement is terminated by (A) the Fund or the Adviser pursuant to any of the provisions hereof or (B) by you or the Underwriters because of any inability, failure or refusal on the part of the Fund or the Adviser to comply with any material terms or because any of the conditions in Section 6 are not satisfied, the Adviser or an affiliate and the Fund, jointly and severally, will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees, disbursements and other charges of their counsel) reasonably incurred by them in connection with the proposed purchase and sale of the APS and (ii) no Underwriter who has failed or refused to purchase the APS agreed to be purchased by it under this Underwriting Agreement, in breach of its obligations pursuant to this Underwriting Agreement, will be relieved of liability to the Fund, the Adviser and the other Underwriters for damages occasioned by its default.

          (h) Without the prior written consent of the Managing Representative, the Fund will not offer, sell or register with the Commission, or announce an offering of, any equity securities of the Fund, within 180 days after the Effective Date, except for the APS as described in the Prospectus and any issuance of Common Shares pursuant to the dividend reinvestment plan established by the Fund.

          (i) The Fund will direct the investment of the net proceeds of the offering of the APS in such a manner as to comply with the investment objective and policies of the Fund as described in the Prospectus.

          (j) No later than the Closing Date, the Underwriters will provide, and will cause any selling group member to whom they have sold APS to provide, the Auction Agent with a list of the record names of the persons to whom they have sold APS, the number of APS sold to each such person, and the number of APS they are holding as of the Closing Date; provided that in lieu of thereof, an Underwriter may provide the Auction Agent with a list indicating itself as the sole holder of all the APS sold by such Underwriter.

     6. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase the APS are subject to the accuracy on the date of this Underwriting Agreement, and on the Closing Date, of the representations of the Fund and the Adviser in this Underwriting Agreement, to the accuracy and completeness of all material statements made by the Fund and the Adviser or any of their respective officers in any certificate delivered to the Managing Representative or its counsel pursuant to this Underwriting Agreement, to the performance by the Fund and the Adviser of their respective obligations under this Underwriting Agreement and to each of the following additional conditions:

          (a) The Registration Statement must have become effective by 5:30 p.m., New York City time, on the date of this Underwriting Agreement or such later date and time as the Managing

     Representative consents to in writing. The Prospectus must have been filed in accordance with Rule 497(b) or (h) or a certificate must have been filed in accordance with Rule 497(j), as the case may be, under the Act.

          (b) No order suspending the effectiveness of the Registration Statement may be in effect and no proceedings for such purpose may be pending before or, to the knowledge of counsel to the Underwriters, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) must be complied with or waived to the reasonable satisfaction of the Managing Representative.

          (c) Since the dates as of which information is given in the Registration Statement and the Prospectus, (i) there must not have been any material change in the Common Shares, the APS or the liabilities of the Fund except as set forth in or contemplated by the Prospectus; (ii) there must not have been any material adverse change in the general affairs, prospects, management, business, financial condition or results of operations of the Fund or the Adviser whether or not arising from transactions in the ordinary course of business as set forth in or contemplated by the Prospectus which in the opinion of the Managing Representative would materially adversely affect the market for the APS;
     (iii) the Fund must not have sustained any material loss or interference with its business from any court or from legislative or other governmental action, order or decree, whether foreign or domestic, or from any other occurrence not described in the Registration Statement and Prospectus; and
     (iv) there must not have occurred any event that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or that is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information therein (in the case of the Prospectus, in light of the circumstances in which they were made) not misleading in any material respect.

          (d) The Managing Representative must have received on the Closing Date a certificate, dated such date, of the President, a Vice President or Managing Director and the chief financial or accounting officer of each of the Fund and the Adviser certifying that (i) the signers have carefully examined the Registration Statement, the Prospectus, and this Underwriting Agreement, (ii) the representations of the Fund (with respect to the certificates from such Fund officers) and the representations of the Adviser (with respect to the certificates from such officers of the Adviser) in this Underwriting Agreement are accurate on and as of the date of the certificate, (iii) there has not been any material adverse change in the general affairs, prospects, management, business, financial condition or results of operations of the Fund (with respect to the certificates from such Fund officers) or the Adviser (with respect to the certificates from such officers of the Adviser), which change would materially and adversely affect the ability of the Fund or the Adviser, as the case may be, to fulfill its obligations under this Underwriting Agreement or the Advisory Contract, whether or not arising from transactions in the ordinary course of business, (iv) with respect to the Fund only, to the knowledge of such officers after reasonable investigation, no order suspending the effectiveness of the Registration Statement, prohibiting the sale of any of the APS or otherwise having a material adverse effect on the Fund has been issued and no proceedings for any such purpose are pending before or threatened by the Commission or any other regulatory body, whether foreign or domestic, (v) to the knowledge of the officers of the Adviser, after reasonable investigation, no order having a material adverse effect on the ability of the Adviser to fulfill its obligations under this Underwriting Agreement or the Advisory Contract, as the case may be, has been issued and no proceedings for any such purpose are pending before or threatened by the Commission or any other regulatory body, whether foreign or domestic, and
     (vi) each of the Fund (with respect to the certificates from such Fund officers) and the Adviser (with respect to the certificates from such officers of the Adviser) has performed all of its respective agreements that this Underwriting Agreement requires it to perform by the Closing Date (to the extent not waived in writing by the Managing Representative).

          (e) You must have received on the Closing Date the opinions, dated the Closing Date, substantially in the form of Schedules B and C to this Underwriting Agreement from the counsel identified in each such Schedule, or in such other form as is acceptable to counsel for the Underwriters.

          (f) You must have received on the Closing Date from Clifford Chance US LLP an opinion, dated the Closing Date, with respect to the Fund, the APS, the Registration Statement and the Prospectus, this Underwriting Agreement and the form and sufficiency of all proceedings taken in connection with the sale and delivery of the APS. Such opinion and proceedings shall fulfill the requirements of this Section 6(f) only if such opinion and proceedings are satisfactory in all respects to the Managing Representative. The Fund and the Adviser must have furnished to such counsel such documents as counsel may reasonably request for the purpose of enabling them to render such opinion.

          (g) The Managing Representative must have received on the date this Underwriting Agreement is signed and delivered by you a signed letter, dated such date, substantially in the form of Schedule E to this Underwriting Agreement from the firm of accountants designated in such Schedule. The Managing Representative also must have received on the Closing Date a signed letter from such accountants, dated as of the Closing Date, confirming on the basis of a review in accordance with the procedures set forth in their earlier letter that nothing has come to their attention during the period from a date not more than five business days before the date of this Underwriting Agreement, specified in the letter, to a date not more than five business days before the Closing Date, that would require any change in their letter referred to in the foregoing sentence.

          (h) The APS shall have been accorded a rating of "Aaa" by Moody's Investors Service, Inc. and a rating of "AAA" by Standard & Poors, and letters to such effect, dated on or before the Closing Date, shall have been delivered to the Managing Representative.

          (i) As of the Closing Date, and assuming the receipt of the net proceeds from the sale of the APS, the 1940 Act APS Asset Coverage and the APS Basic Maintenance Amount (each as defined in the Prospectus) each will be met.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Underwriting Agreement will comply only if they are in form and scope reasonably satisfactory to counsel for the Underwriters, provided that any such documents, forms of which are annexed hereto, shall be deemed satisfactory to such counsel if substantially in such form.

     7. TERMINATION. This Underwriting Agreement may be terminated by the Managing Representative by notifying the Fund at any time:

          (a) before the later of the effectiveness of the Registration Statement and the time when any of the APS are first generally offered pursuant to this Underwriting Agreement by the Managing Representative to dealers by letter or telegram;

          (b) at or before the Closing Date if, in the sole judgment of the Managing Representative, payment for and delivery of any APS is rendered impracticable or inadvisable because (i) trading in the APS or the Common Shares of the Fund is suspended by the Commission or the principal exchange that lists the Common Shares, (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over-the-counter market, (iii) additional material governmental restrictions, not in force on the date of this Underwriting Agreement, have been imposed upon trading in securities or trading has been suspended on any U.S. securities exchange, (iv) a general banking moratorium has been established by U.S. federal or New York authorities or (v) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Managing Representative, impracticable or inadvisable to market the APS on the terms and in the manner contemplated by the Prospectus; or

          (c) at or before the Closing Date, if any of the conditions specified in Section 6 have not been fulfilled when and as required by this Underwriting Agreement.

     8. SUBSTITUTION OF UNDERWRITERS. If one or more of the Underwriters fails (other than for a reason sufficient to justify the termination of this Underwriting Agreement) to purchase on the Closing Date the APS agreed to be purchased on the Closing Date by such Underwriter or Underwriters, the Managing Representative may find one or more substitute underwriters to purchase such APS or make such other arrangements as the Managing Representative deems advisable, or one or more of the remaining Underwriters may agree to purchase such APS in such proportions as may be approved by the Managing Representative, in each case upon the terms set forth in this Underwriting Agreement. If no such arrangements have been made within 36 hours after the Closing Date, and

          (a) the number of APS to be purchased by the defaulting Underwriters on the Closing Date does not exceed 10% of the APS that the Underwriters are obligated to purchase on such Closing Date, each of the nondefaulting Underwriters will be obligated to purchase such APS on the terms set forth in this Underwriting Agreement in proportion to their respective obligations under this Underwriting Agreement, or

          (b) the number of APS to be purchased by the defaulting Underwriters on the Closing Date exceeds 10% of the APS to be purchased by all the Underwriters on the Closing Date, the Fund will be entitled to an additional period of 24 hours within which to find one or more substitute underwriters reasonably satisfactory to the Managing Representative to purchase such APS on the terms set forth in this Underwriting Agreement.

     Upon the occurrence of the circumstances described in the foregoing paragraph (b), either the Managing Representative or the Fund will have the right to postpone the Closing Date for not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or the Prospectus) may be effected by the Managing Representative and the Fund. If the number of APS to be purchased on the Closing Date by such defaulting Underwriter or Underwriters exceeds 10% of the APS that the Underwriters are obligated to purchase on the Closing Date, and none of the nondefaulting Underwriters or the Fund makes arrangements pursuant to this Section within the period stated for the purchase of the APS that the defaulting Underwriters agreed to purchase, this Underwriting Agreement will terminate without liability on the part of any nondefaulting Underwriter, the Fund or the Adviser, except as provided in Sections 5(g) and 9 hereof. Any action taken under this Section will not affect the liability of any defaulting

Underwriter to the Fund or to the nondefaulting Underwriters arising out of such default. A substitute underwriter will become an Underwriter for all purposes of this Underwriting Agreement.

     9.  INDEMNITY AND CONTRIBUTION.

          (a) Each of the Fund and the Adviser, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or in a Prospectus (the term "Prospectus" for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, any Sales Materials, the Prospectus and the Prospectus as amended or supplemented by the Fund), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter to the Fund or the Adviser expressly for use with reference to any Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading, provided, however, that the indemnity agreement contained in this subsection (a) with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, damage, expense, liability or claim purchased the APS which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such APS to such person, unless the failure is the result of noncompliance by the Fund with Section 5(d) hereof.

     If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Fund or the Adviser pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Fund and the Adviser in writing of the institution of such Proceeding and the Fund or the Adviser shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Fund or the Adviser shall not relieve the Fund or the Adviser from any liability which the Fund or the Adviser may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the reasonable fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Fund or the Adviser, as the case may be, in connection with the defense of such Proceeding or the Fund or the Adviser shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Fund or the Adviser (in which case neither the Fund nor the Adviser shall have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Fund or the Adviser, as the case may be, may employ counsel and participate in the defense thereof but such fees and expenses of such counsel shall be at the expense of the Fund or the Adviser, as the case may be), in any of which events such reasonable fees and expenses shall be borne by the Fund or the Adviser and paid as incurred (it being understood, however, that the Fund or the Adviser shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Neither the Fund nor the Adviser shall be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Fund or the Adviser, the Fund or the Adviser, as the case may be, agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

          (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Fund and the Adviser, and each of their respective shareholders, partners, managers, members, trustees, directors and officers, and any person who controls the Fund or the Adviser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Fund or the Adviser or any such person may incur under the Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter to the Fund or the Adviser expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading (with respect to the Prospectus, in light of the circumstances under which they were made).

     If any Proceeding is brought against the Fund, the Adviser or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Fund, the Adviser or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Fund, the Adviser or any such person or otherwise. The Fund, the Adviser or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Fund, the Adviser or such person, as the case may be, unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but such fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Fund, the Adviser and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

          (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this
     Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand from the offering of the APS or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
     (i) above but also the relative fault of the Fund and the Adviser on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the APS. The relative fault of the Fund and the Adviser on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Fund or the Adviser or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

          (d) The Fund, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection
     (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the fees and commissions received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

          (e) The indemnity and contribution agreements contained in this
     Section 9 and the covenants, warranties and representations of the Fund contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Fund or the Adviser, its shareholders, partners, managers, members, trustees, directors or officers or any person who controls the Fund or the Adviser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the APS. The Fund and the Adviser and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Fund or the Adviser, against any of the Fund's or the Adviser's shareholders, partners, managers, members, trustees, directors or officers in connection with the issuance and sale of the APS, or in connection with the Registration Statement or Prospectus.

          (f) The Fund and the Adviser each acknowledge that the statements with respect to (1) the public offering of the APS as set forth on the cover page of, and (2) selling concessions and reallowances of selling concessions under the caption "Underwriting" in, the Prospectus constitute the only information furnished in writing to the Fund by the Underwriters expressly for use in such document. The Underwriters severally confirm that these statements are correct in all material respects and were so furnished by or on behalf of the Underwriters severally for use in the Prospectus.

          (g) Notwithstanding any other provisions in this Section 9, no party shall be entitled to indemnification or contribution under this Underwriting Agreement against any loss, claim, liability, expense or damage arising by reason of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties in the performance of its duties hereunder.

     10. NOTICES. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department and, if to the Fund or the Adviser, shall be sufficient in all respects if delivered or sent to the Fund or the Adviser, as the case may be, at the offices of the Fund or the Adviser at Mitchell Hutchins Asset Management
Inc. at [              ], Attention: [      ].

     11. GOVERNING LAW; CONSTRUCTION. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     12. SUBMISSION TO JURISDICTION. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Fund and UBS Securities LLC each consent to the jurisdiction of such courts and personal service with respect thereto. The Fund and UBS Securities LLC hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS Securities LLC or any indemnified party. Each of UBS Securities LLC, the Fund (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Adviser (on its behalf and, to the extent permitted by applicable law, on behalf of its members and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Fund and the Adviser agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Fund and the Adviser, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Fund or the Adviser, as the case may be, is or may be subject, by suit upon such judgment.

     13. PARTIES AT INTEREST. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Fund and the Adviser and to the extent provided in Section 9 hereof the controlling persons, shareholders, partners, members, trustees, managers, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     14. COUNTERPARTS. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

     15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Underwriters, the Fund and the Adviser, and any successor or assign of any substantial portion of the Fund's, the Adviser's, or any of the Underwriters' respective businesses and/or assets.

     If the foregoing correctly sets forth the understanding among the Fund, the Adviser and the Underwriters, please so indicate in the space provided below, whereupon this letter and your acceptance shall constitute a binding agreement among the Fund, the Adviser and the Underwriters, severally.

                                       Very truly yours,

                                       INVESTMENT GRADE MUNICIPAL INCOME
                                       FUND INC.


                                       ------------------------
                                       By:
                                       Title:

                                       MITCHELL HUTCHINS ASSET MANAGEMENT
                                       INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


Accepted and agreed to as of the
date first above written, on
behalf of themselves and
the other several Underwriters
named in Schedule A

UBS SECURITIES LLC
[other co-managers]

By:     UBS SECURITIES LLC

--------------------------
By:     Oscar Junquera
Title:  Managing Director

--------------------------
By:     Todd A. Reit
Title:  Executive Director

                                   SCHEDULE A

NAME                                                 NUMBER OF SHARES TO
                                                        BE PURCHASED
                                                     -------------------
UBS Securities LLC


                                                     -------------------
Total

                                   SCHEDULE B

                               FORM OF OPINION OF
                         DECHERT LLP REGARDING THE FUND

                                                                          , 2003


     1. The Registration Statement and all post-effective amendments on or before the Closing Date, if any, are effective under the Securities Act; the filing of the Prospectus pursuant to Rule 497 under the Securities Act has been made in the manner and within the time period required by Rule 497; and based upon oral inquiries to the Commission staff on the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for any such purpose is pending or threatened by the Commission.

     2. The Fund has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Maryland and has corporate power and authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus.

     3.  The Fund's authorized capitalization is as set forth in the

Registration Statement and the Prospectus. The Fund has authorized [       ]
shares of common stock, par value $[0.001] per share and [        ] shares of
preferred stock, par value $[0.001] per share. The APS conform in all material respects as to legal matters to the description of them under the caption entitled "Description of APS" and "Description of capital structure" in the Prospectus. All outstanding shares of common stock of the Fund have been duly authorized and are validly issued, fully paid and non-assessable. The APS have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable. No person is entitled to any preemptive or other similar rights with respect to the APS.

     4. The form of the certificates for the APS conforms to the requirements of the Maryland General Corporation Law.

     5. To the best of our knowledge after due inquiry, the Fund was deemed to be registered with the Commission under Section 8(a) of the Investment Company Act upon receipt by the Commission of the Notification of Registration. To our knowledge after due inquiry, the Commission has not issued to the Fund notice of any hearing or other proceeding to consider suspension or revocation of any such registration. To the best of our knowledge after due inquiry, all required action has been taken by the Fund under the Securities Act, the Investment Company Act and the rules and regulations thereunder in connection with the issuance and sale of the APS to make the public offering and consummate the sale of the APS pursuant to the Underwriting Agreement.

     6. The Fund has full power and authority to enter into each of the Fund Agreements and to perform all of the terms and provisions thereof to be carried out by it. Each Fund Agreement has been duly and validly authorized, executed and delivered by the Fund. Each Fund Agreement complies in all material respects with all applicable provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, as the case may be. Assuming due authorization, execution and delivery by the other parties thereto, and, each Fund Agreement constitutes the legal, valid and binding obligation of the Fund enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

     7. The Fund has, or at the relevant time had, full power and authority to enter into each of the Advisory Contract and the Underwriting Agreement and to perform all of the terms and provisions thereof to be carried out by it. The Advisory Contract and the Underwriting Agreement have been duly and validly authorized, executed and delivered by the Fund.

     8. None of (a) the execution and delivery by the Fund of the Advisory Contract, the Underwriting Agreement or any of the Fund Agreements, (b) the issue and sale by the Fund of the APS as contemplated by the Underwriting Agreement and (c) the performance by the Fund of its obligations under the Advisory Contract, the Underwriting Agreement or any of the Fund Agreements or consummation by the Fund of the other transactions contemplated by the Advisory Contract, the Underwriting Agreement or any of the Fund Agreements conflicts or will conflict with, or results or will result in a breach of, the Articles of Incorporation or the By-Laws or, to our knowledge, any agreement or instrument to which the Fund is a party or by which the Fund is bound, or violates or will violate any federal statute, law or regulation or any judgment, injunction, order or decree of any federal governmental agency or body that is applicable to the Fund and that is known to us, which violation would have a material adverse effect on the condition or business of the Fund.

     9. To the best of our knowledge after due inquiry, the Fund is not currently in breach of, or in default under, any material written agreement or instrument to which it is a party or by which it or its property is bound or affected.

     10. No consent, approval, authorization or order of any court or governmental agency or body or securities exchange or securities association is required by the Fund for the consummation by the Fund of the transactions contemplated in the Advisory Contract, the Underwriting Agreement and the Fund Agreements, except such as (a) have been obtained under the Securities Act, the Investment Company Act or the Exchange Act and (b) may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the APS by the Underwriters pursuant to the Underwriting Agreement.

     11. To our knowledge after due inquiry, there are no legal or governmental proceedings pending or threatened against the Fund, or to which the Fund or any of its properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described therein as required.

     12. To the best of our knowledge after due inquiry, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed as an exhibit or incorporated therein by reference.

     13. Each of the sections in the Prospectus entitled "Tax matters," to the extent that it states matters of United States law or legal conclusions with respect thereto, presents a fair summary of the principal federal income tax rules currently in effect applicable to the Fund and to the purchase, ownership and disposition of the APS.

     14. The Registration Statement (except for the financial statements and schedules, the notes thereto and any schedules and other financial data contained or incorporated by reference therein or omitted therefrom, as to which we express no opinion), at the effective time set forth above, and the Prospectus (except as aforesaid), as of the date thereof, complied as to form in all material respects to the applicable requirements of the Securities Act and the Investment Company Act.

     We have not independently verified the accuracy, completeness or fairness of the statements made or the information contained in the Registration Statement or the Prospectus and, except in the respects and to the extent set forth in paragraphs 3, 12 and 13 above, we are not passing upon and do not assume any responsibility therefor. In the course of the preparation by the Fund of the Registration Statement and the Prospectus, we have participated in discussions with your representatives and employees and officers of the Fund and the Adviser and in discussions with the Fund's independent accountants, in which the business and the affairs of the Fund and the Adviser and the contents of the Registration Statement and the Prospectus were discussed. On the basis of information that we have gained in the course of our representation of the Fund in connection with its preparation of the Registration Statement and the Prospectus and our participation in the discussions referred to above, no facts have come to our attention that would lead us to believe that at the time such Registration Statement became effective, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for the financial statements, supporting schedules and other financial data included therein or omitted therefrom and for statistical information derived from such financial statements, supporting schedules or other financial data, as to which we do not express any belief), at the time the Prospectus was issued, or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     This letter and the opinions expressed herein are furnished by us to you and are solely for benefit of the Underwriters.

                                Very truly yours,

                                   SCHEDULE C

                           FORM OF OPINION OF COUNSEL

                REGARDING MITCHELL HUTCHINS ASSET MANAGEMENT INC.


                                                                          , 2003

          (i) The Adviser has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          (ii) The Adviser has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

          (iii) The Adviser is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a material adverse effect.

          (iv) The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Advisers Act Rules and Regulations, the Investment Company Act or the Rules and Regulations from acting under the Advisory Contract for the Trust as contemplated by the Prospectus.

          (v) The Underwriting Agreement and the Advisory Contract have been duly authorized, executed and delivered by the Adviser, and the Advisory Contract constitutes a valid and binding obligation of the Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

          (vi) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Adviser is a party, or to which the property of the Adviser is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, in the earnings, business affairs or business prospects of the Adviser, materially and adversely affect the properties or assets of the Adviser or materially impair or adversely affect the ability of the Adviser to function as an investment adviser or perform its obligations under the Advisory Contract, which is required to be disclosed in the Registration Statement or the Prospectus.

          (vii) To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

          (viii) To the best of our knowledge, the Adviser is not in violation of its certificate of incorporation, by-laws or other organizational documents and no default by the Adviser exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

          (ix) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Act, the Investment Company Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement.

          (x) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement and compliance by the Adviser with their obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Adviser is a party or by which it or any of them may be bound, or to which any of the property or assets of the Adviser is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Adviser, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or any of its properties, assets or operations.

     In addition, we have participated in the preparation of the Registration Statement and the Prospectus and participated in discussions with certain officers, trustees and employees of the Trust, representatives of PricewaterhouseCoopers LLP, the independent accountants who examined the statement of assets and liabilities of the Trust included or incorporated by reference in the Registration Statement and the Prospectus, and you and your representatives and we have reviewed certain Trust records and documents. While we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus, except to the extent necessary to enable us to give the opinions with respect to the Trust in paragraphs (A)(v), (xiv) and (xix), on the basis of such participation and review, nothing has come to our attention that would lead us to believe that the Registration Statement (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom and for statistical information derived from such financial statements, supporting schedules or other financial data, as to which we do not express any belief), at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom and for statistical information derived from such financial statements, supporting schedules or other financial data, as to which we do not express any belief), at the time the Prospectus was issued, or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                Very truly yours,

                                   SCHEDULE D

                           FORM OF ACCOUNTANT'S LETTER


                                 [To be agreed]